Exhibit 23.1

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-02071) and Form S-8 (File Nos. 33-45963, 33-49311, 33-55079, 333-57175, 333-70921, 333-67523, 333-61138,
333-39842, 333-101395, 333-115370 and 333-122650) of Dow Jones & Company,
Inc. of our report dated March 24, 2004 relating to the financial statements of MarketWatch, Inc., which is incorporated by reference in the Current Report on Form 8-K/A of Dow Jones & Company, Inc. dated February 14, 2005.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
February 11, 2005